                                                                    Exhibit 99.1

                                LICENSE AGREEMENT

                                     BETWEEN

                             EVERLAST WORLDWIDE INC.

                                       AND

                               JACQUES MORET, INC.
                           (MEN'S APPAREL IN THE U.S.)

                                LACKENBACH SIEGEL
                                 One Chase Road
                               Scarsdale, NY 10583
                                 (914) 723-4300

                                                                                                                                      i

                                TABLE OF CONTENTS

1.0      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2.0      GRANT OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . .

3.0      TERM AND RENEWAL . . . . . . . . . . . . . . . . . . . . . . . . .

4.0      ROYALTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

5.0      REPORTS AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . .

6.0      CHAIN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . .

7.0      QUALITY CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . .

8.0      PROPER USE OF TRADEMARKS . . . . . . . . . . . . . . . . . . . . .

9.0      SALES PROMOTION AND ADVERTISING . . . . . . . . . . . . . . . . . .

10.0     ACCESS TO BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . .

11.0     PROTECTION OF TRADEMARKS AND INDEMNIFICATIONS . . . . . . . . . . .

12.0     RIGHT TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . .

13.0     COPYRIGHT AND TRADEMARK RIGHTS . . . . . . . . . . . . . . . . . .

14.0     GOODWILL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

15.0     EXPIRATION, DEFAULT AND TERMINATION . . . . . . . . . . . . . . . .

16.0     POST-TERMINATION INVENTORY AND FINAL REPORTS . . . . . . . . . . .

17.0     MISCELLANEOUS EXPENSES . . . . . . . . . . . . . . . . . . . . . .

18.0     RESERVATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . .

19.0     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

20.0     INJUNCTIVE RELIEF . . . . . . . . . . . . . . . . . . . . . . . . .

21.0     ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .

22.0     NO PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . .

23.0     NON-ASSIGNABILITY . . . . . . . . . . . . . . . . . . . . . . . . .

24.0     APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . .

25.0     INTEGRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .

26.0     MODIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .

27.0     ENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .

                                       i

                                LICENSE AGREEMENT

         This  Agreement is made and entered as of the 1st day of January,  2006
("Effective  Date"),  by and between  EVERLAST  WORLDWIDE  INC.,  a  corporation organized  and  existing  under the laws of the State of  Delaware,  having  its principal  place  of  business  at 1350  Broadway,  New  York,  New  York  10018
(hereinafter "Everlast");

                                       AND

JACQUES MORET, INC., a corporation  organized and existing under the laws of the
State of New York, having its principal place of business at 1411 Broadway,  8th
Floor, New York, New York 10018 (hereinafter "Licensee").

                              W-I-T-N-E-S-S-E-T-H:

         WHEREAS,  Everlast has the exclusive right to license  trademarks owned by Everlast World's Boxing  Headquarters  Corp, and has the right to license the trademarks  listed in Exhibit A hereto  (hereinafter  referred  to as  "Licensed
Marks"); and

         WHEREAS,  Licensee  wishes to obtain  this  license  upon the terms and conditions set forth below;

         NOW THEREFORE, in consideration of the promises and covenants set forth below,  the  adequacy  of which is hereby  acknowledged,  the  parties  agree as follows:

1.0      DEFINITIONS

         1.1      "Licensed  Products"  means  men's  apparel,  including  men's
activewear,   sportswear,  jeans,  swimwear,  and  outerwear,  but  specifically excluding  boys',  infant,  and  toddler  apparel,  and shall also  specifically exclude all  professional and amateur boxing apparel.  During the Term,  defined herein below,  Licensee shall have a right of first refusal to add boys' apparel to the definition of Licensed  Products,  in the event Everlast's  current boys'
apparel  license in the Contract  Territory  (defined herein below) shall expire during the Term. During the Term, Everlast shall only be permitted to sell men's apparel  products to be used for professional and amateur boxing purposes by and through  Everlast's  catalogs,  directly over the Internet,  and/or  directly to consumers at boxing venues.

         1.2      On or before  the  Effective  Date,  Everlast  will  assign to
Licensee,  and Licensee will assume,  Everlast's current  non-exclusive  license with Fortune  Fashion to use Licensed Marks in connection with sales of t-shirts to JC Penney retail stores (the "T-Shirt License"),  including all of Everlast's right,  title and interest in and to all  royalties  (earned  royalties  and any guarantees) payable by Fortune Fashion under the T-Shirt License,  and including the right to enforce  its rights to such  royalties  via demand,  litigation  or otherwise.  Apart from  administering the collection of royalties,  and policing
Fortune  Fashion's  performance  under the terms of the T-Shirt  License,  which shall become and be Licensee's  duty and  responsibility,  Licensee shall not be responsible for any of Licensor's  affirmative or implied  obligations under the
T-Shirt  License.  Upon  expiration of the T-Shirt  License,  Everlast shall not grant any further  non-exclusive or other rights in and to the Licensed Marks in connection  with any products in the men's  apparel  category to any third party during the Term of this Agreement. Everlast shall, and hereby does indemnify and hold Licensee  harmless from and against any claims  brought or actions filed by
Fortune Fashion against Licensee or any of its sub-licensees  arising out of, or in  connection  with the T-Shirt  License,  and further  shall,  and hereby does indemnify  and hold  Licensee  harmless  from and against any claims  brought or actions  filed  by any of its  sub-licensees  and  retailers  arising  from  any intentional or reckless acts  committed by Fortune  Fashion or Everlast found to be in violation of the rights in and to the T-Shirt  License granted to Licensee hereunder.

         1.3      "Licensed  Marks"  shall  as of the  Effective  Date  mean and include  only those marks set forth on Exhibit A hereto,  but  thereafter  shall also mean, at Licensee's discretion, any trademarks adopted by, or on behalf of,

and owned by, Everlast  Worldwide,  Inc.,  Everlast World's Boxing  Headquarters
Corporation,  or any subsidiary thereof ("New Mark").  Licensee acknowledges and agrees that the  indemnity  provided by Everlast to Licensee in  paragraph  11.1 shall not apply to any New Mark until, and will apply when, but only if such New
Mark is  registered  for the Licensed  Products in the Contract  Territory,  and
Licensee further agrees that Licensee shall indemnify Everlast and hold Everlast harmless from all claims or suits arising out of Licensee's  use of any New Mark prior to its  registration  in accordance  with this  paragraph.  Everlast shall provide  Licensee with written notice of the  registration  of any such New Mark promptly upon the issuance of such registration.  Licensee acknowledges that the
"Inverted  Hourglass  Shape" mark set forth on Exhibit A, which is currently the subject  of U.S.  Trademark  Application  Serial  No.  78445260,  has  not  been registered for the Licensed Products in the Contract  Territory (defined below), and Licensee  acknowledges and agrees that the indemnity provided by Everlast to
Licensee in paragraph  11.1 shall not apply to  Licensee's  use of such Inverted
Hourglass  Shape as a Licensed Mark under this Agreement and license until,  and will apply when,  but only if U.S.  Trademark  Application  Serial No.  78445260 matures into a registration  or the Inverted  Hourglass  Shape mark is otherwise registered for the Licensed Products in the Contract  Territory.  Everlast shall provide  Licensee  with  written  notice  of the  registration  of the  Inverted
Hourglass Shape mark promptly upon the issuance of such registration.

         1.4      Licensee shall be permitted, with the prior written consent of
Everlast  which shall not be  unreasonably  withheld,  to use the Licensed Marks together, or in conjunction with, one or more additional words,  designations or marks,  including without limitation the designation "by Everlast" in connection with additional words or marks ("Co-brand  License Marks");  provided,  however, that Licensee shall indemnify  Everlast and hold Everlast  harmless from any and all claims,  actions and suits arising from, or related to Licensee's use of any
Co-brand Licensed Mark, including any and all claims of trademark  infringement, service mark infringement and/or unfair competition.

         1.5      "Contract  Territory" means the United States, its territories and  possessions,  and  any  and  all  U.S.  military  installations  and  bases worldwide.

         1.6      "Net Sales"  shall mean  Licensee's  gross dollar sales volume resulting  from bona fide,  arms  length  transactions  at invoice  price,  less deductions for trade discounts,  shipping charges,  returns and allowances,  and sales taxes (or any use, value-added or similar taxes) included therein, whether or not separately stated on the invoice.  Such deductions shall not collectively exceed fifteen percent (15%) of gross Net Sales during any single Contract Year.
Such Net Sales shall be determined without deducting any income taxes, franchise taxes,  uncollectible  accounts,  anticipation or financial discounts.  No costs incurred in the manufacture,  sale, distribution,  advertisement or exploitation of Licensed  Products shall be deducted from gross sales. A sale shall be deemed to occur when product is shipped or invoiced by Licensee.  Included in Net Sales shall be all transactions of Licensed Products distributed by Licensee or any of its affiliated,  associated or subsidiary  companies,  even if such transactions are not invoiced. Such non-invoiced  transactions shall be included in Net Sales at the usual selling prices of such Licensed Products.

2.0      GRANT OF RIGHTS

         2.1      Everlast  hereby  grants  to  Licensee,  and  Licensee  hereby accepts,  an exclusive license and right to use the Licensed Marks in connection with the manufacture, importation,  advertisement,  distribution and sale of the
Licensed Products (constructed, packaged or marketed per the requirements below)
during  the  Term  (defined  herein  below)  hereof  and  only  in the  Contract
Territory.  Licensee  has no right to use the  Licensed  Marks,  or any portions thereof,  as part of a trade  name,  and  shall not use any  Licensed  Mark as a trademark in such a manner as to create the  impression  that Licensee owns such
Licensed  Mark.  Licensee  shall neither  affix to, nor use in  connection  with
Licensed  Products any trademark other than the Licensed Marks.  Notwithstanding any  of  the  above,  Licensee  shall  be  permitted  to  manufacture,  or  have manufactured  Licensed Products anywhere in the world, subject to all applicable
U.S. or other laws, treaties and/or  regulations,  for sale under this Agreement within the Contract Territory.

         2.2      Everlast  represents  that it has the sole and exclusive right to grant the within rights and license.  Everlast  further  represents  that the rights and license  granted herein do not conflict with or violate the rights or license granted by Everlast to any other person or entity.

         2.3      The parties  recognize their common interest in protecting and policing the Licensed Marks, both within the Contract  Territory and outside the
Contract  Territory,  and  recognize  that the  avoidance of confusion as to the source of goods  bearing the Licensed  Marks is an important  ingredient of such policing.  Therefore,  as permitted by law,  Licensee  shall use all  reasonable efforts during the term hereof to assure that Licensed Products  manufactured by
Licensee  shall not be introduced  outside of the Contract  Territory.  Licensee shall not export Licensed Products from the Contract  Territory or sell Licensed
Products to any distributor  whom it knows intends to export  Licensed  Products from the Contract  Territory.  In addition,  if Licensee  learns that any of its customers or any sub-contractor has exported Licensed Products from the Contract
Territory,  it shall cease selling Licensed Products to such customer, or buying from  such  sub-contractor,  unless  such  customer/sub-contractor  agrees  in a writing  sufficient  to Everlast  not to export  Licensed  Products  thereafter.
Nothing  herein  shall be deemed  to  preclude  Licensee  from  having  Licensed
Products   manufactured   for   Licensee   by   subsidiaries,    affiliates   or
sub-contractors  located  outside of the  Contract  Territory  for  distribution solely within the Contract Territory.

         2.4      Subject  to the  dispute  resolution  mechanisms  set forth in paragraph 21.0,  herein below,  in the event of a dispute  between  Licensee and
Everlast,  between Licensee and other Everlast licensee, or between Licensee and any  other  persons,  as to what  classifications  of goods are  covered  by the descriptions  of  Licensed  Products  listed  in  this  Agreement,  or as to the similarity of any goods to Licensed Products,  the decision of Everlast shall be final.

         2.5      From and after the  termination of this  Agreement,  except as otherwise expressly provided herein or agreed between the parties hereto, all of the rights of Licensee to the use of the Licensed  Marks shall cease  absolutely and Licensee shall not  thereafter  advertise,  promote,  distribute or sell any
item  whatsoever   bearing  any  Licensed  Mark.  As  used  in  this  Agreement,
"termination" shall include  "expiration" of the Agreement.  Before termination, licenses  for the  Licensed  Marks  may be  granted  by  Everlast  to  others in connection with the  advertisement,  promotion and sale of Licensed  Products in the Contract  Territory,  provided  shipment of such  Licensed  Products is made after the termination of this Agreement.

3.0      TERM AND RENEWAL

         3.1      The "Term" of this  Agreement  shall  consist of the  "Initial
Term" and two renewal "Option Periods." The Initial Term of this Agreement shall commence  on the  Effective  Date and end  December  31,  2009,  unless  renewed pursuant to Paragraph 3.2 hereof. The term "Contract Year" shall refer initially to the period  commencing on the Effective Date and continuing  through December
31, 2006, and thereafter to each calendar twelve (12) month period commencing on each  January  1st during the Term,  whether  the same  shall  occur  during the
Initial  Term or during the First  Option  Period or Second  Option  Period,  as
defined in Paragraph 3.2 below.  The term  "Contract  Year Quarter"  shall refer initially to the period commencing on the Effective Date and continuing  through
March 31, 2006,  and  thereafter  to each  successive  calendar  three (3) month period during each Contract Year, commencing April 1, 2006 and thereafter.

         3.2      Provided  that this  Agreement  is otherwise in full force and effect,  that Licensee has fully paid all annual  Guaranteed  Minimum  Royalties
(defined below) hereunder,  and that Licensee is not otherwise in default in the performance of any of its obligations hereunder, Licensee may, subject to and in accordance with this Paragraph 3.2 and any applicable  subparagraph,  renew this
Agreement for two (2) additional Option Periods of five (5) years each:

         (a)      Licensee  may  renew  this  Agreement  for an  initial  Option
Period,  commencing  January 1, 2010 and ending December 31, 2014 ("First Option

Period"), upon Licensee giving to Everlast written notice as provided in Article
19 hereof of its  intention to renew no later than  December  31, 2008.  For the
First Option Period,  Licensee shall be entitled to renew provided  Licensee has paid  Everlast a minimum of  US$2,250,000  in  cumulative  Earned  Royalties and
Guaranteed Minimum Royalties (defined herein as "cumulative  royalties") for the period  January 1, 2005  through  December  31,  2009.  If at the time  Licensee provides  its notice of renewal  for the Option  Period to  Everlast  Licensee's cumulative  royalties  paid to Everlast  are then below  US$2,250,000,  and upon payment to Everlast of Licensee's  remaining cumulative royalties for the period
January 1, 2006 through December 31, 2009 such cumulative royalties remain below
US$2,250,000,  then Licensee's notice of renewal shall be void and of no effect, and this Agreement and License shall expire and terminate in accordance with its terms as set forth herein as of end of the Initial Term hereof.

         (b)      If Licensee's  reported and certified Earned Royalties for the
Contract  Year  ending  December  31,  2014 are equal to or  greater  the annual
Guaranteed  Minimum Royalty  payable for such Contract Year,  Licensee may renew this Agreement for a second Option Period  ("Second  Option Period") of five (5)
years,  through December 31, 2019. At the option of Everlast,  on written notice to Licensee,  Licensee's  exercise of its option to renew for the Second  Option
Period may be voided,  and this Agreement  terminated as of the end of the First
Option  Period if (i)  Licensee is in default in the  performance  of any of its obligations  hereunder  (including  the  payment  in full of all due  Guaranteed
Minimum  Royalty  payments) as of December 31, 2014, and the applicable  time to cure has passed;  (ii) Licensee's  Earned Royalties for the Contract Year ending
December 31, 2014 are less than the annual  Guaranteed  Minimum  Royalty payable for such Contract  Year as of December 31, 2014; or (iii) this  Agreement is not in full force and effect as of December 31, 2014.  In the event that Licensee is in default  as of  December  31,  2014 and the  applicable  time to cure has not passed,  this  Agreement  shall  automatically  expire and  terminate on the day immediately  following  the last day of such  applicable  cure period unless the default  is cured  before  such day.  During the Second  Option  Period,  annual
Guaranteed Minimum Royalties shall be calculated and paid in accordance with the provisions of Paragraphs 4.2 and 4.3 hereof.

4.0      ROYALTIES

          4.1     Licensee  shall pay  Everlast  a  royalty  on all Net Sales of
Licensed  Products made by Licensee,  its  affiliated,  associated or subsidiary companies  at the rate of five  percent  (5%) of such Net  Sales,  and three and one-half  percent  (3.5%) of such Net  Sales  made by  Licensee's  sub-licensees
("Earned Royalty");  provided,  that each of Licensee's  sub-licensees hereunder shall be  required  in  their  sub-license  agreement  with  Licensee  to pay to
Licensee a royalty of no less than seven percent (7%) of such sub-licensee's net
(wholesale) sales of Licensed Products.  During the Initial Term, Earned Royalty
overages hereunder shall accumulate against minimum royalties paid under, and be paid as royalties  pursuant to and in accordance with Licensee's current women's apparel  license for the  territory of the United States (dated as of January 1,
2005; the "Women's Apparel License");  provided,  however,  that for the Contact
Year ending  December 31, 2007,  Earned  Royalty  overages for Net Sales between
$10,000,000 and $13,000,000 only shall be paid to Everlast quarterly at the rate of five percent (5%),  in accordance  with the terms of Article 5, herein below, within 30 days after the end of each Contract Year Quarter  falling  within such
Contract Year.  Earned Royalty overages for the Contact Year ending December 31,
2007 for Net Sales in excess of  $13,000,000  shall  accumulate  on the  Women's
Apparel  License.  Subject to paragraph 4.3, herein below,  Earned Royalties for the Option Period shall be paid to Everlast  quarterly (in  accordance  with the terms of Article 5, herein below), in arrears for all Net Sales in each Contract
Year Quarter and less Guaranteed  Minimum Royalties  (defined herein below) paid during such  Contract  Year  Quarter,  concurrently  upon the  submission of the
Royalty and Net Sales Report (defined herein below) specified in Article 5.

         4.2      Licensee shall pay to Everlast  Guaranteed  Minimum  Royalties for each Contract Year of the Initial Term as follows:

   Contract Year Ending        Guaranteed Minimum Royalty       Installment
   --------------------        --------------------------       -----------
    December 31, 2006                    US$450,000             US$112,500
    December 31, 2007                    US$500,000             US$125,000
    December 30, 2008                    US$600,000             US$150,000
    December 31, 2009                    US$700,000             US$175,000

Licensee  shall pay  annual  Guaranteed  Minimum  Royalties  in equal  quarterly installments, as set forth in the chart above, on or before each of January 1st,
April 1st,  July 1st,  and  October 1st during each  Contract  Year.  During the
Option Period the annual Guaranteed Minimum Royalty for each Contract Year shall be the greater of (i) an amount equal to sixty percent (60%) of the total Earned
Royalties for the  immediately  preceding  Contract Year (initial Term or Option
Period)  calculated  at a 5% royalty rate, or (ii) an amount equal to the annual
Guaranteed Minimum Royalty for the immediately  preceding Contract Year (initial
Term or Option Period), plus 10% thereof.

         4.3      During each individual Contract Year commencing after December
31, 2009,  excess Earned Royalties paid quarterly over the quarterly  Guaranteed
Minimum Royalty amount shall be carried forward to succeeding  quarters (whether in the  same  or  succeeding  Contract  Years)  as a  credit  against  next  due
Guaranteed Minimum Royalty payments.

5.0      REPORTS AND PAYMENTS

         5.1      Within 30 days of the end of each Contract Year Quarter during the Term  hereof,  Licensee  shall  furnish to Everlast a complete  and accurate royalty  statement  ("Royalty and Net Sales  Statement")  for such Contract Year
Quarter, in U.S. dollars,  per Exhibit B hereto. Each such Royalty and Net Sales
Statement  submitted  after January 1, 2010 shall be  accompanied  by payment in full,  in U.S.  dollars,  of an amount  equal to the  Earned  Royalties  for the
Contract Year Quarter ending as of the month  immediately  prior to such Royalty and Net Sales Statement,  less Guaranteed  Minimum Royalties due and paid during such Contract Year Quarter (subject to any applicable  adjustments made pursuant to  paragraph  4.3 herein  above).  Upon  Licensee's  request and in  Everlast's reasonable  discretion,  errors  made in any  Royalty  and Net Sales  Statements during any Contract Year (if reflected in Licensee's  payments) may be corrected with credits or debits to the Royalty and Net Sales Statement  submitted for the first Contract Year Quarter of the immediately  following Contract Year. Receipt or acceptance by Everlast of any Royalty and Net Sales Statement  furnished,  or of any sums paid  pursuant to this  Agreement  shall not preclude  Everlast from questioning  the  correctness  thereof at any time within three (3) years of the date such Royalty and Net Sales Statement is received by Everlast.  In the event that any  inconsistencies  or mistakes are  discovered  in Royalty and Net Sales
Statements or royalty or other  payments,  they shall be rectified  promptly and the appropriate payment made by Licensee.

         5.2      Past due payments hereunder shall bear interest at the rate of one (1%)  percent per month  commencing  fifteen  (15) days after the same shall fall  due.  Such  interest  shall  also  be  applied  to  any  royalty  payments understated by Licensee in reports/statements to Everlast,  and to underpayments discovered  following an inspection of books and records pursuant to Article 10, interest  being  applied  to all  underpayments  as of the  date  when  any such payments should have been made under this Agreement.

         5.3      Any  withholding  tax  levied  by any  governmental  agency in connection  with the payment of Earned  Royalties or annual  Guaranteed  Minimum
Royalties  to be paid to  Everlast  under  this  Agreement  shall  be  borne  by
Everlast,  but only if  actually  paid by  Licensee  to the  appropriate  taxing authority. Licensee shall deduct any required withholding tax from the amount of such  payments,  and  shall  send  to  Everlast  without  delay  an  appropriate certificate  showing the payment of such  withholding  tax. Failure to make such payment as due and to send such certificate shall require immediate repayment to
Everlast of any amounts so deducted.

         5.4      In the event Licensee files for  bankruptcy  protection  under
Chapter 7 or 11 of the United  States  Bankruptcy  Code  during the Term of this
Agreement (a  "Bankruptcy  Filing"),  Licensee  shall be required  thereafter to cause each of its  sub-licensees  transacting  business in Licensed  Products in

                                       10

connection  with  this  Agreement  to pay  directly  to  Everlast  any  and  all
Guaranteed Minimum Royalties and Earned Royalties due Licensee.  In the event of any such  Bankruptcy  Filing,  Licensee  shall  further be  required  to execute amendments to all sublicense  agreements then existing  between Licensee and its sub-licensees  transacting business in Licensed Products in connection with this
Agreement to require such  sub-licensees  to make royalty  payments  directly to
Everlast in accordance with this paragraph.

         5.5      All payments by  Licensee,  or any  sublicense  of Licensee to
Everlast under this  Agreement  shall be made in United States dollars either by check payable to Everlast  Worldwide,  Inc.,  by wire  transfers to the order of
Everlast at HSBC Bank, ABA No. 021001088,  for the account of Everlast Worldwide
Inc.,  Account No.  007863721,  or as otherwise  directed by Everlast in writing from time to time.

6.0      CHAIN OF DISTRIBUTION

         6.1      Licensee may sell Licensed  Products to retail stores,  and to merchants  for resale and  distribution  directly  to the  public,  except  that
Licensee  shall be prohibited  from selling any Licensed  Products,  directly or indirectly,  for resale at any Agnes b, or "Dollar"  type deep  discount  store.
Licensee shall further be prohibited from selling Licensed  Products to Wal-Mart and Kmart without Everlast's prior written approval, which approval shall not be unreasonably withheld. Licensee acknowledges and agrees that this Agreement does not convey a license to use the Licensed  Marks in  connection  with retail sale services, and nothing in this Agreement shall be construed to permit Licensee to sell  Licensed  Products  directly to the  consuming  public.  In the event that
Licensee sells or distributes a Licensed  Product at a special price directly or indirectly to itself, including, without limitation, any subsidiary of Licensee, or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders,  except a sale by a manufacturing affiliate to Licensee,  Licensee shall pay Earned Royalties with respect to such sales or distribution in accordance with Article 4 hereof,  based upon the price generally charged the trade by Licensee.

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         6.2      Licensee  agrees that it will not,  without the prior  written consent of Everlast,  manufacture  or sell products  either  directly or through third parties during the Term  (including any Option  Periods) of this Agreement which  substantially  duplicate  the style and  color of any  Licensed  Products manufactured,  promoted,  advertised,  sold or distributed hereunder ("Competing
Styles"),  except that this  paragraph  shall not apply to any style of Licensed
Products  known in the trade as "basic" or "generic"  styles,  to any  Competing
Styles as of six calendar months after such Competing Style is first  introduced by Licensee at retail,  or to Competing  Styles in existence as of the Effective
Date.  Licensee  acknowledges  that the  duplication  and  distribution  of such similar product could severely damage the  long-standing  quality  reputation of
Everlast by creating a likelihood of confusion in the marketplace.

         6.3      Licensee  shall not use, or  knowingly  permit the use of, the
Licensed  Products  as a  premium,  except  with the prior  written  consent  of
Everlast,  including  the  specific  negotiation  of a  higher  royalty  payment therefor. For purposes of this Paragraph,  the term "premium" shall include, but not be  limited  to,  free or  self-liquidated  items  offered  to the public in conjunction  with the sale or  promotion  of a  product  or  service,  including traffic building or continuity visits by the  consumer/customer,  or any similar scheme or device,  the prime intent of which is to use the Licensed  Products in such a way as to  promote,  publicize  and/or  sell the  products,  services  or business  image of the user of such item.  Licensee shall exercise due care that its customers  likewise shall refrain from making such use of Licensed Products.
Licensee hereby agrees and acknowledges that Everlast reserves all rights to use the Licensed  Products in connection  with any premium,  giveaway or promotional arrangement; provided, however, that Everlast shall not be permitted to use more than 50 units of Licensed  Products as premiums pursuant to any single give-away or other promotion without Licensee's prior written consent.

         6.4      Licensee  may  not  sell  seconds,  irregulars  or  defectives bearing, or in connection with the Licensed Marks in excess of five percent (5%)
of Net Sales in any Contract Year without  Everlast's  prior  written  approval, which approval  Everlast may grant or withhold in its sole discretion.  Licensee shall cut the Everlast label of, and mark  accordingly  all seconds,  irregulars

                                       12

and/or  defectives  offered for sale and/or sold pursuant to this Agreement.  To the extent a label of any second, irregular or defective cannot be cut, Licensee shall clearly mark such second, irregular or defective as such.

         6.5      Licensee  may,  with the prior  written  consent of  Everlast, enter into  sublicense or agency  agreements for the sale or distribution of the
Licensed  Products.  Everlast shall not unreasonably  withhold its consent under this  paragraph.  With respect to any material  breach of this Agreement  and/or
Default  (defined  herein  below)  occasioned  by the acts or  omissions  of any permitted sub-licensee of Licensee, Licensee shall be first required to make all diligent  attempts to effect a cure of such breach and/or Default.  In the event
Licensee shall not be able to effect a cure pursuant to such diligent  attempts,
Licensee shall be permitted to cure solely by terminating such  sub-licensee and
providing  Everlast  with  satisfactory  proof  of  such  termination.   Such  a
termination and proof thereof shall effect a cure of the breach and/or Default.

7.0      QUALITY CONTROL

         7.1      The nature and quality of the  Licensed  Products  bearing the
Licensed Marks shall at all times be subject to the control of Everlast, and the
Licensed  Products  shall  always be of  consistent  and  merchantable  quality.
Licensee  recognizes  that  Everlast has a reputation  for high quality and that
Licensee  must,  therefore,   maintain  such  high  quality,  commensurate  with
applicable  channels of  distribution,  with  respect to all  Licensed  Products manufactured, sold and distributed hereunder.

         7.2      Licensee  shall  not  sell,   manufacture  or  distribute  any
Licensed  Products before first obtaining  Everlast's prior written approval and consent  therefor,  pursuant  to and in  accordance  with this  Article  7. Such approval shall be made within 10 business days after  submittal.  Approvals will not be  unreasonably  withheld.  Prior to the shipment of any Licensed  Product,
Licensee  shall  upon  reasonable  request  submit  to  Everlast,  at no cost to
Everlast,  one production  sample of the Licensed  Products from each production run, unless  otherwise  individually  requested.  If Everlast has not previously

                                       13

approved  representative  samples  of  Licensed  Products,  then  promptly  upon
Everlast's  reasonable request following the execution of this Agreement,  or as
soon  as  reasonably  possible  thereafter,   Licensee  shall  submit,  for  the
inspection  and  approval of Everlast,  samples,  or  comprehensive  drawings or prototypes  or  production  models  of each  style  representative  of  Licensed
Products covered by this Agreement to be manufactured by Licensee. In any event, such  drawings or samples  shall be submitted  for approval at least 10 business days before any such  Licensed  Products  are  shipped or sold by the  Licensee.
Thereafter, upon Everlast's reasonable request, but no more than once during any six (6) months upon Everlast's  reasonable request, and also two (2) weeks prior to any change in the  materials,  method of  manufacture  or design of  Licensed
Products,  Licensee  shall  submit,  for  inspections  and approval of Everlast, samples  representative of Licensed Products  manufactured,  shipped and sold by
Licensee.  Additional  samples shall also be submitted at Everlast's  reasonable request.  Everlast shall determine whether such samples shall materially conform to the quality control provisions set forth in this Agreement,  and shall inform the Licensee of its approval or of any  deficiencies.  Licensed  Products may be manufactured  and sold only after  Everlast  shall  have  approved  drawings  or samples representative of such Licensed Products in writing or shall have failed to disapprove  them within 10 business days after  receipt.  All 10 business day periods  specified in this Article shall run from the receipt by Everlast of the material referred to.

         7.3      Licensee  shall  comply  with  all  applicable  laws,   rules,
treaties and regulations, including labor laws, rules, treaties and regulations, and laws,  rules,  treaties  and  regulations  pertaining  to human  rights  and non-discrimination, in connection with the manufacture, sale, advertising or use of the Licensed Products. Licensee shall comply with the regulations, orders and directives of all  regulatory  agencies  having  jurisdiction  over the Licensed
Products.  Everlast  does not,  and will not  tolerate  the use of child  labor, prison labor,  or any other unfair labor practices as defined under the laws and regulations  of the  United  States  or the  Contract  Territory,  and any  such
practices  by  Licensee,   its  agents,   assigns,   sub-licensees  or  contract
manufacturers  in  connection  with the  manufacture,  sale or  distribution  of
Licensed  Products,  subject to paragraph 7.6, herein below,  shall constitute a

                                       14

material  breach of this  Agreement.  Everlast  does not,  and will not tolerate
discrimination  on  the  basis  of  race,   religion,   gender,  age  or  sexual
orientation,   and  any  such  practices  by  Licensee,  its  agents,   assigns,
sublicensees or contract manufacturers in connection with the manufacture,  sale or distribution of Licensed Products, subject to paragraph 7.6, herein below, in connection with the manufacture, sale or distribution of Licensed Products shall constitute  a material  breach of this  Agreement.  With respect to any material breach by Licensee  under this  paragraph,  Everlast shall not have the right to terminate  this  Agreement in its discretion in the event Licensee has commenced in good  faith to cure such  material  breach  within  the  30-day  cure  period provided  herein below in Article 15, and as of the  termination  of such 30-day period is using its best efforts to diligently  prosecute  such cure. So long as
Licensee  continues  thereafter  to use its best efforts to effect a cure of the material breach,  Everlast's  right to terminate  hereunder shall be, and remain suspended.

         7.4      Duly  authorized  representatives  of Everlast  shall have the right,  at any and all reasonable  times,  to inspect all facilities or premises maintained by Licensee,  including, without limitation, the plants, factories or other  manufacturing  or producing  facilities of Licensee or third parties,  at which  the  Licensed  Products  intended  to bear the  Licensed  Marks are being manufactured or produced.  Said representatives  shall have the right to inspect and test any Licensed  Products and to take any other reasonable action which in the opinion of  Everlast  is  necessary  or proper to assure  Everlast  that the nature  and  quality  of the  Licensed  Products  are  in  accordance  with  the requirements  of this  Agreement,  and that  Licensee is otherwise  operating in compliance with Everlast's policies and standards as set forth herein.

         7.5      Licensee   shall  have  the  right  to  enter  into   contract
manufacturing  and/or contract  packing  arrangements to have Licensed  Products manufactured and packaged anywhere in the world for Licensee's account only. All such  arrangements  (i) shall be in  writing,  and (ii)  shall  ensure  that the
Licensed  Products will be manufactured and packaged in full accordance with the terms and  conditions  hereof and in full  accordance  with  Everlast's  quality control standards.  In this regard Licensee shall provide to Everlast,  prior to execution of any such written arrangement, a formal statement of compliance with the policies set forth in this Article 7 from any such contract  manufacturer or

                                       15

packer.  Subject to any applicable cure pursuant to paragraph 7.6, herein below,
Licensee  shall  remain  primarily  responsible  to  Everlast  for the  acts and omissions of its  contract  manufacturers  and contract  packers and others with whom  Licensee is in  contractual  or other privity with respect to the Licensed
Products and the  Licensed  Marks,  as if same had been  committed or omitted by
Licensee.

         7.6      Licensee  shall,  upon written  demand by Everlast,  terminate within  30  days  any  third  party  manufacturer,  supplier,  packer  or  other contractor  whose use of child  labor,  prison  labor  and/or  any  demonstrable pattern of corporal  punishment  and/or  physical abuse violates the policies of
Everlast  as set  forth  herein,  the  laws,  regulations,  rules  or  governing principles  of  any  applicable  United  States  governmental  authority  having jurisdiction in this regard,  or any law or regulation in effect in the Contract
Territory during the Term of this Agreement  (including Option Periods) and thus causes a breach and/or  Default  under this  Agreement.  Licensee  shall provide
Everlast  with written  proof of any such  termination  as soon as  commercially practicable  thereafter.  In the event any third party  manufacturer,  supplier, packer or other contractor  commits any other unfair or discriminatory  labor or other practice or human rights  violations that violate the policies of Everlast as set forth herein, the laws, regulations, rules or governing principles of any applicable  United States  governmental  authority  having  jurisdiction in this regard, or any law or regulation in effect in the Contract  Territory during the
Term of this  Agreement  (including  Option  Periods)  and thus  causes a breach and/or Default under this Agreement, Licensee shall make all diligent efforts to effect a cure of such breach and/or Default.  In the event Licensee shall not be able to effect a cure  pursuant to such  diligent  attempts,  Licensee  shall be permitted to cure solely by terminating such third party manufacturer, supplier, packer or other  contractor and providing  Everlast with  satisfactory  proof of such  termination.  Such a termination  and proof thereof shall effect a cure of the breach and/or Default.

                                       16

8.0      PROPER USE OF TRADEMARKS

         8.1      Except as otherwise permitted by this Agreement,  or otherwise to the minimum extent required by law, no trademarks, service marks, trade names or corporate  names,  other than those shown in Exhibit A or added  subsequently pursuant  to  paragraph  1.2,  herein  above,  shall be used by  Licensee  on or otherwise in connection with any Licensed Products.

         8.2      Licensee  may  use  its  corporate  name  in  connection  with transactions with its trade customers. The signature or designation of origin in
Licensee's consumer advertising,  labeling and packaging, in respect of Licensed
Products,  shall be "A  Licensee  of Everlast  Worldwide  Inc.," or  equivalent, followed  by the  address of  Licensee.  If  applicable  law shall  require  the identification of Licensee on packaging or labeling,  this identification  shall be accomplished by RN, or similar number,  if permitted,  and in any such event, such  identification  shall  have  the  minimum  prominence  permitted  by  such applicable law.

         8.3      Unless otherwise agreed in writing by Everlast, Licensee's use of the Licensed Marks, or any other Everlast trademark, shall conform to each of the following standards:

         (a)      None  of  said  trademarks  may  be  used  in the  generic  or descriptive sense;

         (b)      Each of said  trademarks  shall always be clearly set off from surrounding text by color, underlining,  quotation marks, or by distinctive type faces, in a manner satisfactory to Everlast; and

         (c)      The first time any of said  trademarks are used in any item of packaging or labeling, or in any advertisement, it must be followed, in the case of registered  trademarks,  by the registration  symbol, (R), and in the case of all other trademarks by the symbol TM, or other appropriate symbol acceptable to
Everlast.

         8.4      Every Licensed Product shall be neatly labeled with a Licensed
Mark in a manner  approved by Everlast.  Upon the termination of this Agreement, subject to paragraphs 16.1 and 16.2, herein below, Licensee will either promptly

                                       17

ship to  Everlast  or destroy  all labels in  Licensee's  possession  or control bearing any of  Everlast's  trademarks  or trade names.  In the event labels are destroyed, Licensee shall certify such destruction to Everlast in writing.

         8.5      Licensee  acknowledges  Everlast's  exclusive right, title and interest in and to the Licensed Marks, and to all other trademarks,  trade dress and trade names as the parties agree,  in writing,  from time to time,  shall be used in connection with Licensed Products ("Marks" herein).  Licensee shall not, in any way,  during  the term of this  Agreement,  or  thereafter,  directly  or indirectly  do or cause to be done  any act or  thing  contesting  or in any way impairing any such Marks.  Licensee shall not, in any manner,  represent that it has any  ownership  in said Marks.  Licensee  acknowledges  that its use of said
Marks shall not create in Licensee any right, title and interest in or to any of said Marks and that all use of said Marks by Licensee shall inure to the benefit of Everlast. Licensee covenants and agrees that it shall at no time adopt or use any word or  corporate  name or mark  which is  similar  to,  or likely to cause confusion  with  any  trademark  or trade  name  licensed  hereunder  or used by
Licensee in connection  with Licensed  Products and that,  after the termination hereof,  Licensee will not use any of Everlast's trademarks,  trade names or its corporate name in any manner whatsoever.

         8.6      Licensee shall, at the request and cost of Everlast,  execute, deliver  or  file  any and all  documents  which  Everlast  deems  necessary  or appropriate  to make fully  effective or to  implement  the  provisions  of this
Article 8, or any other provisions of this Agreement  relating to the ownership, registration  or use of trademarks or trade names,  or to otherwise  conform the undertakings contained or required herein.

         8.7      Licensee  agrees that,  in addition to  fulfilling  all of its
other  obligations  hereunder,   Licensee  shall,  at  Everlast's   commercially
reasonable request and expense,  or as may be required by law or court order, do all other acts and things necessary (subject to, and not otherwise  inconsistent with  Article 11 of the  Agreement)  to protect  and  preserve  the  validity of
Everlast's trademarks and trade names.

                                       18

9.0      SALES PROMOTION AND ADVERTISING

         9.1      Licensee  agrees that it will,  during the Term and any Option
Period: (i) use commercially reasonable efforts to promote, develop,  advertise, manufacture,  sell and ship the Licensed Products; (ii) diligently fill accepted purchase orders for Licensed Products  (Licensee not being required to fill such orders received from customers lacking financial capacity  therefor);  and (iii)
procure and maintain facilities and trained personnel sufficient and adequate to accomplish the  foregoing.  In fulfilling its  obligations  hereunder,  Licensee shall engage such sales  representatives  and other  personnel and shall display the  Licensed  Products at  merchandise  markets and trade shows (which can take place at Licensee's showroom) as is commercially reasonable.

         9.2      Licensee shall attend tradeshows in its reasonable  commercial discretion;  provided,  however,  that for the Contract Year ending December 31,
2006,  Licensee  shall  attend the first MAGIC show to be held  February  21st -
24th, 2006, and shall use Everlast's existing men's apparel booth/stand,  all at
Licensee's  expense,  including  without  limitation,  travel,  shipping,  ring, security, re-design, restructuring, cleaning, entertainment, boxer/endorser, and
booth  space  expenses.   Everlast  and  Licensee  shall  negotiate   Licensee's
participation  in the MAGIC  show to be held in  August,  2006,  in good  faith.
Licensee  shall have the option,  during each  subsequent  Contract Year, to use
Everlast's  existing men's apparel  booth/stand  for MAGIC shows,  at Licensee's expense. An example of expenses associated with MAGIC show attendance is annexed hereto as Exhibit C. In consideration for Everlast's storage of its booth at its
Moberly,  Missouri  facility at a cost of $20,000 per year,  Licensee shall host
Everlast's  Licensing Department at both of the 2006 MAGIC shows in the Everlast men's tradeshow booth by providing a table/desk, five chairs, and a display grid for/at each show.

         9.3      Licensee  will  cause to  appear on all  packaging,  labeling, advertising,  promotional and marketing materials and trade  communications such legends, markings and notices as Everlast may reasonably request before use, and
Licensee  shall submit copies thereof to Everlast for its approval and to permit

                                       19

Everlast to edit,  alter or amend such material and the form and manner in which the Licensed  Marks are  displayed.  No  packaging,  labeling,  advertising,  or promotional  and marketing  program or materials may be used in connection  with the sale, or offering for sale, of Licensed  Products,  nor may any other use be made of Everlast's  trademarks  without the prior written  approval of Everlast, which  may  not  be  withheld  unreasonably.  Initial  samples  of  advertising,
packaging,   promotional  and  marketing  materials  and  labeling,  and/or  any revisions, changes,  modifications or substitutions therefor, shall be submitted sufficiently  far in advance to permit Everlast to examine such material for ten
(10) days and  permit  Licensee  to make such  changes  as  Everlast  shall deem necessary.  Such approval shall not  unreasonably  be denied and if Everlast has not approved an item of packaging,  labeling or advertising within ten (10) days after receipt of its  submission  in writing,  such item shall be deemed to have been approved.

         9.4      Licensee  shall pay Everlast a quarterly  advertising  royalty
("Advertising  Royalty") to Everlast  equal to one percent (1%) of Net Sales per
Contract  Year Quarter  based upon  Licensed  Products  actually  shipped  only.
Licensee shall pay such Advertising  Royalty  quarterly,  in accordance with the terms of paragraph  5.1 herein  above.  Advertising  Royalties  shall neither be counted  against,  nor  deducted  from  Earned  Royalties,  and shall be due and payable  whether or not Earned  Royalty  overages are due for any Contract  Year
Quarter.  Licensee  shall  additionally  expend on  advertising in each Contract
Year,  during the initial Term and any Option Period hereof,  an amount equal to not less than one percent (1%) of Net Sales. Licensee's advertising expenditures may include, without limitation,  point-of-sale materials,  cooperative (retail)
advertising,  trade show expenses, consumer advertising,  trade advertising, and catalog and brochure  expenses.  Together  with each fourth (4th)  Contract Year
Quarter  Royalty  and Net Sales  Statement  submitted  to  Everlast  during each
Contract  Year,  Licensee  shall  submit to  Everlast a written  summary of such expenditures made during said Contract Year.

         9.5      At least once in each  advertisement  by Licensee using any of the Licensed Marks, other than style designations, each such Licensed Mark shall be keyed  by  asterisks,  or  other  appropriate  symbol,  to a legend  stating:

                                       20

"Trademark  Used Under  Authority  of Everlast  Worldwide  Inc.," or  equivalent language.

         9.6      All  necessary or permitted  requests by Licensee for consents must be in writing.  In the case of requests  for the  approval of  advertising, packaging, marketing, labeling or other objects used in connection with Licensed
Products,  such request shall be  accompanied by at least two (2) samples of the object to be approved.  All such  consents may be withdrawn by Everlast upon the giving of written notice to Licensee, without prejudice to the right of Licensee to use, for a reasonable time during the term hereof, such reasonable quantities of previously approved objects as had been manufactured or ordered prior to such withdrawal  of  consent.  All  consents,  except  those  herein  expressly  made effective  upon the passage of a stated  time,  shall be given in writing and no oral consent or approval shall be binding.

         9.7      Licensee  agrees that it shall utilize only  approved  display materials designed by Everlast or such materials approved by Everlast.

10.0     ACCESS TO BOOKS AND RECORDS

         10.1     Licensee shall keep, maintain and preserve in Licensee's place of business, or at any facility under Licensee's control or otherwise accessible to  third-parties,  for not less than three (3) years  following  termination or expiration  of each  Contract  Year,  including  Option  Periods,  complete  and accurate records for such Contract Year of accounts including without limitation all invoices, correspondence, banking, financial and other records pertaining to the information required to be shown on the reports to be submitted by Licensee.
Everlast  shall  have the right  during  the Term  hereof  and for  three  years thereafter  to examine and take  extracts  from such  records of account  during usual business hours and on reasonable  notice to Licensee.  Licensee agrees not to  cause  or  permit  any  interference  with  Everlast  or its  agents  in the performance of their duties of inspection and/or audit.

                                       21

         10.2     Everlast  may  make  one (1)  audit  during  any  twelve  (12)
consecutive months. If any such audit shows that the amount of royalties paid by
Licensee  to Everlast  during the time period  covered by the audit is less than the actual  royalties  that  should have been paid by Licensee by more than five percent  (5%) of the amount  actually  paid to  Everlast,  then the cost of such audit  shall be paid for by  Licensee.  Licensee  may  dispute  audit  findings, subject to the dispute resolution  provisions set forth herein below;  provided, however,  that in the event Licensee disputes the results of any audit conducted by or on behalf of Everlast hereunder, and such dispute is adjudicated, settled, or  otherwise  resolved  in  Everlast's  favor,  Licensee  shall  indemnify  and reimburse Everlast for all of Everlast's costs and attorney's fees in connection with such dispute,  including costs and fees  associated  with obtaining  and/or litigating judicial confirmation of any arbitral award.

         10.3     The  exercise by Everlast in whole or in part,  or at any time or times,  of the right to inspect or audit records and accounts or of any other right herein granted, or the acceptance by Everlast of any report or the receipt or deposit by Everlast of any payment from Licensee  shall be without  prejudice to any other  rights  or  remedies  of  Everlast  and shall not stop or  prevent
Everlast from thereafter disputing the accuracy of any such report or payment.

11.0     PROTECTION OF TRADEMARKS AND INDEMNIFICATIONS

         11.1     Subject to the terms of paragraph 1.2, herein above,  Everlast hereby indemnifies Licensee and shall hold it harmless against any claim or suit arising  solely out of use by Licensee  of the  Licensed  Marks as  specifically authorized in this Agreement,  on the express condition that Licensee shall give to  Everlast  (i)  written  notice of any such  claim or suit  within 15 days of assertion  against  Licensee  of such claim or suit,  and (ii)  cooperation  and assistance  relative  to the  defense  of such  claim  or  suit,  at  Everlast's reasonable  expense.  Provided that all conditions referred to in this Paragraph are met, Everlast shall, subject to Paragraph 11.4, below, undertake and conduct at its own  expense  the defense of any claim or suit within the purview of this
Paragraph 11.1; provided further,  however, that Everlast shall not be permitted to  withhold  its  indemnity  and  defense  under  this  paragraph  in the event

                                       22

Licensee's  failure  to  provide  timely  notice  of a claim  or suit  does  not prejudice,  impact or otherwise affect, in any material way, Everlast's defense, settlement, negotiation, discretion, analysis, decision making, or any necessary actions or conduct relative to such claim or suit. Everlast hereby represents to
Licensee that as of the Effective Date hereof,  Everlast has no knowledge of any infringement  of the  Licensed  Marks  by any  third  party,  of any  threatened infringement  thereof  by any third  party,  or of any use  thereof by any other party that may adversely affect Licensee's use of the Licensed Marks pursuant to this Agreement.

          11.2    Everlast  may, but shall not be required to,  commence  and/or prosecute  any claims or suits in its own name to  protect  any of its rights in
and  to  the   Licensed   Marks   against   the   infringement,   imitation   or
misappropriation thereof by others not a party to this Agreement. Everlast shall use commercially  reasonable  discretion in making any such determination.  Such claims  or  suits  shall  be at  Everlast's  expense.  However,  Licensee  shall cooperate with and assist Everlast in the  commencement  and prosecution of such claims or suits to the  extent  deemed  necessary  by  Everlast,  at  Everlast's request and expense. Licensee shall notify Everlast in writing within 15 days of the discovery by Licensee of any infringement,  imitation or misappropriation by any non-party to this  Agreement of the Licensed  Marks on any articles or goods similar to the Licensed  Products,  and Everlast shall  thereafter have the sole right to determine  whether or not any action shall be taken on account thereof.
Licensee  shall not  institute  any suit or take any action with  respect to any such  infringement,  imitation or  misappropriation  without first obtaining the written  consent of Everlast,  which consent  Everlast  shall,  in its judgment, determine to grant or withhold  based on the  interests of both parties  hereto.
Such judgment shall be final and binding on Licensee. In the event that Everlast consents to any such action by Licensee,  Licensee may pursue such action at its own expense.  In any such action brought by Licensee under this paragraph at its own expense in which  Licensee  obtains a damage  award or  monetary  settlement award,  such award  shall be treated as Net Sales  under this  Agreement  (after deducting  all provable  litigation  expenses).  Licensee  shall report any such award in the Royalty and Net Sales Report for the Contract Year Quarter in which such award is received, and pay Everlast a royalty of 5% thereon. Everlast shall

                                       23

not,  without the consent of Licensee,  voluntarily  settle any claim or suit of the kind referred to in this Article 11 in a manner which prevents Licensee from using the Licensed Marks.

         11.3     Licensee  hereby  indemnifies  and  agrees  to  hold  Everlast harmless from any claim or suit arising out of any  unauthorized  sale, acts, or omissions  by  Licensee,  or any  other  conduct  constituting  a breach of this
Agreement,  or of the T-Shirt  License,  in connection  with the Licensed  Marks and/or in  connection  with Licensed  Products  covered by this  Agreement,  and indemnifies  and  agrees to hold  Everlast  harmless  from any and all claims or suits  arising out of or related to alleged  defects in the design,  material or workmanship  of the  Licensed  Products or the use thereof.  Licensee  agrees to obtain,  at its own cost and  expense,  product  liability  insurance  providing adequate  protection for Everlast and Licensee  against any such claims or suits in amounts not less than three  million  (U.S.)  dollars (U.S.  $3,000,000)  per occurrence.  Such  insurance  coverage  may be provided  by one or more  product liability  insurance  policies,  provided that all primary and umbrella coverage shall  aggregate not less than three million (U.S.)  dollars (U.S.  $3,000,000).
Upon  execution  hereof,  Licensee  will  submit  to  Everlast  (a)  fully  paid policy(ies) or certificate(s)  of insurance,  at Licensee's  discretion,  naming
Everlast  as an insured  party,  (each)  requiring  that the  insurer  shall not terminate  or  materially  modify  such  without  written  notice  to  Everlast, specifying  the  nature of the  proposed  modification,  or the  reason for such termination at least 15 days in advance thereof.

         11.4     Licensee  shall,  at its own cost,  defend  against any claims brought or actions filed against Everlast on a product liability theory, whether such  claims or actions  are  rightfully  or  wrongfully  brought or filed,  and
Everlast  shall execute all papers  necessary in  connection  with such suit and shall  testify in any such suit  whenever  required  to do so by  Licensee  all, however,  at the  expense  of  Licensee  with  respect  to  travel  and  similar out-of-pocket disbursements.

                                       24

12.0     RIGHTS TO PURCHASE, INVENTORY AND CHARGE BACKS

         12.1     Everlast  shall have the right to purchase  Licensed  Products from Licensee, subject to availability, at a price equal to the lowest wholesale price at which Licensee offers such Licensed  Products,  less ten percent (10%), and no  royalty  shall be due  Everlast.  Everlast  shall  not have the right to re-sell the Licensed  Products in the Contract  Territory without the permission of Licensee.

         12.2     Licensee  shall  purchase  from  Everlast  all  of  Everlast's inventory of core Licensed  Products ("Core  Products";  Core Products are those included and set forth on the inventory  list attached  hereto as Exhibit E) and
Spring '06 Licensed  Products on hand as of December 31, 2005,  at a price equal to LDP  (Everlast's  FOB  cost +  freight  + duty  +  brokerage  fees +  agent's commission) plus a fee for merchandising and design equal to 1.75% of Everlast's
FOB cost (the "Inventory  Purchase  Price").  Everlast shall have until no later than April 30, 2006 to sell and ship all non-Core Product  Licensed  Products in inventory as of December 31, 2005 that predate  Spring '06  inventory.  Licensee shall pay the Inventory  Purchase Price to Everlast in installments upon, and in accordance with  Licensee's sale within the Contract  Territory of the inventory purchased from Everlast hereunder;  provided,  however,  that in accordance with the Inventory  Purchase Schedule and Stipulations  attached as Exhibit D hereto, in no event shall Licensee have paid less than the following  percentages of the total  Inventory  Purchase  Price as of the following  dates:  20% by January 1,
2006;  40% by February 1, 2006; 60% by March 1, 2006; 80% by March 31, 2006; 90%
by April 30, 2006; and 100% by May 30, 2006.  Licensee shall, in all cases, make up payments to equal or exceed these  percentages  by the dates set forth above.
The Inventory  Purchase Price is, and shall be separate from, and in addition to any and all  Earned  Royalties  and  Guaranteed  Minimum  Royalties  payable  to
Everlast  hereunder,  and no portion of the  Inventory  Purchase  Price shall be applied as a credit  against,  or  otherwise  reduce  the  amount  of,  such due royalties.

                                       25

         12.3     With respect to discounts,  allowances and other  charge-backs incurred by Licensee that arise from, or otherwise  relate to Licensed  Products sold and shipped by Everlast:

         (i)      Everlast   shall   reimburse   Licensee   for   all   retailer
charge-backs  relating to specific retailer agreements written and signed and/or orally agreed to by Everlast prior to December 31, 2005; and

         (ii)     For  all  other  retailer  requested  charge-backs,  Licensee,
Everlast and the retailer shall fully negotiate, and determine in good faith the amount  and  terms of the  charge-back,  and only  upon and in  accordance  such agreement shall Everlast be liable to reimburse  Licensee for the amount paid to any such retailer.

         12.4     Licensee  shall  assume and take over,  as of January 1, 2006, all of Everlast's  open to buy purchase orders that Everlast has placed with its
Licensed Products  manufacturers,  and shall pay to Everlast a merchandising and design  fee  thereon  equal  to  1.75% of  Everlast's  FOB cost of all  Licensed
Products  on-order.  Licensee shall assume and take over all of Everlast's  open customer  orders for  Licensed  Products  not  fulfilled  by December  31, 2005.
Additionally,  Licensee shall  reimburse  Everlast for the total LDP cost of any and all Licensed Products requested by and/or for the television show production
"Contender II" shipped prior to January 1, 2006.  This  reimbursement  shall not exceed  $75,000,  and  shall be made by  Licensee  to  Everlast  in three  equal payments  of 33.33% of the  reimbursable  amount,  on each of  January  1, 2006,
February 1, 2006, and March 1, 2006.

         12.5     Licensee  shall  reimburse  Everlast for all  warehousing  and freight  costs  incurred  by  Everlast  related  to or  arising  out of sales of
Licensed Products made on or after January 1, 2006.

13.0     COPYRIGHT AND TRADEMARK RIGHTS

         13.1     All use of the Licensed  Marks by Licensee  shall inure to the benefit  of  Everlast.  All  rights  in the  Licensed  Marks  other  than  those specifically granted herein are reserved to Everlast.

                                       26

         13.2     Licensee shall, at any time, whether during the Term hereof or thereafter,  at Everlast's  expense,  cooperate with Everlast or its designee in the  prosecution  of any trademark or copyright  applications  that Everlast may reasonably determine to file.

         13.3     Any design or copyright which may exist,  arise or be acquired by or for Licensee  specifically  for Licensed  Products,  including for labels, hang tags, advertising or promotional materials used pursuant to this Agreement, shall be the property of Everlast,  but  Licensee  shall have the right,  to the extent  necessary,  to use  such  material  during  the  Term  hereof.  However, notwithstanding  the  foregoing,  exclusive  designs  and the  like  (and  their respective  copyrights)  created by and for  Licensee,  which do not  include or refer to the Licensed Marks, or otherwise can be utilized  without  inclusion or reference to the  Licensed  Marks are and shall remain the property of Licensee.
Licensee  shall furnish  Everlast  with copies of all copyright  filings made by
Licensee during the Term (including Option Periods).  Licensee shall execute any papers  necessary or desirable in  connection  with the filing of any  copyright applications  filed  or to be  filed  by  Everlast,  including  preparation  and execution of assignments of copyrights,  whenever required to do so by Everlast, all, however, at the expense of Everlast.

14.0     GOODWILL

         Licensee  recognizes  the great  value of the  publicity  and  goodwill associated with the Licensed Marks, and accordingly  acknowledges  that all such goodwill exclusively belongs to Everlast and that none is transferred hereunder.

15.0     EXPIRATION, DEFAULT AND TERMINATION

         15.1     Upon the  expiration or  termination of this Agreement for any reason  whatsoever,  all rights granted to Licensee  under this Agreement  shall cease and forthwith  revert,  subject to any "sell-off" rights under Article 16, to Everlast.

                                       27

         15.2     If  Licensee  shall at any time be in  default  of  payment of sales royalties,  any guaranteed minimum royalty payments, or any other payments required  hereunder  and such  default  is not cured  within ten (10) days after receipt of a written notice of such default from  Everlast,  Everlast shall have the right to terminate this Agreement by written notice  effective upon receipt.
If  Licensee  shall  otherwise  fail to  materially  perform any of the terms or conditions of this Agreement,  and such failure or breach is not cured within 30 days of receipt of a written  notice of such  default  from  Everlast,  Everlast shall have the right to terminate  this  Agreement by written  notice  effective upon receipt.  Specifically,  and without limitation or prejudice, the following events and/or  occurrences shall be deemed and considered  material breaches of, and shall  constitute  defaults under the Agreement  giving rise to the cure and termination  provisions  set forth herein  and/or  elsewhere  in this  Agreement
("Defaults"). With respect to Defaults under sub-paragraphs (d), (f) and/or (g), set forth below,  Everlast  shall not have the right to terminate this Agreement in its  discretion in the event Licensee has commenced in good faith to cure any such  Default  within the 30-day  cure  period  provided  herein,  and as of the termination  of such  30-day  period is using  its best  efforts  to  diligently prosecute such cure. Provided that Licensee continues thereafter to use its best efforts to effect a cure of the Default, Everlast's right to terminate hereunder shall be, and remain suspended.

         a)       If  Licensee  fails to deliver to  Everlast  or to maintain in full force and effect the insurance required by this Agreement; or

         b)       If  Licensee  fails to make  any  royalty  or  other  required payment,  including payment of any minimum guaranteed royalty due hereunder,  on or before the date due; or

         c)       If Licensee fails to deliver any of the reports referred to in
Article  5  or  to  grant  Everlast's  authorized  representative(s)  access  to
Licensee's  records  pursuant to the  provisions  of Article 10 for the purposes permitted hereunder; or

         d)       If  any  governmental  agency  determines  that  the  Licensed
Products may not be sold, or that such Licensed  Products as manufactured,  sold or distributed by Licensee are banned or hazardous, in any way, subject to right to cure under Paragraph 15.3 below; or

                                       28

         e)       If  during  the  initial  Term or any  Option  Period  hereof,
Licensee  becomes  unable to pay its debts when due, or makes any assignment for the  benefit  of  creditors,  or files  any  petition  under the  bankruptcy  or insolvency  laws of any  jurisdiction,  county or place,  or has a  receiver  or trustee  appointed for its business or property or be  adjudicated a bankrupt or an insolvent; or

         f)       If  Licensee  fails to place  proper  copyright  or  trademark notices on all Licensed Products as required by Article 12 hereof; or

         g)       If  Licensee  offers for sale,  manufactures,  distributes  or sells Licensed Products that do not conform to the quality control standards set forth  herein  above,  or are  otherwise  of  inferior or  unacceptable  quality contrary to the provisions of this Agreement.

         15.3     In the event of any Default  under this  Agreement by Licensee that is not cured pursuant to any applicable  provisions of this Agreement,  and subject to applicable  provisions of paragraph 15.2 and Article 7, herein above, this Agreement  shall  terminate upon receipt by Licensee of a written notice of termination  from Everlast,  and thereafter any and all Earned Royalty and other payments  then due or due at the end of the  then-current  Contract Year Quarter from Licensee  hereunder shall be promptly due and payable.  Guaranteed  Minimum
Royalties  then owing,  and  Guaranteed  Minimum  Royalties due for the 12-month period immediately  following the date on which termination occurs shall also be promptly  due and payable,  but  Guaranteed  Minimum  Royalties  for  subsequent periods shall be waived. Any defaults resulting in termination  occurring in the
Contract Year ending December 31, 2009 shall be deemed to occur during the First
Option Period,  and unpaid Guaranteed  Minimum Royalties due on such termination shall be paid in the amounts due during the First Option Period.

         15.4     The list of  Defaults  in  Paragraph  15.2 above  shall not be deemed to be a  complete  listing of  material  events or  occurrences  that may constitute a material  default,  thereby  entitling  Everlast to terminate  this
Agreement or seek any other remedy to which it is or may be entitled. Violations of the  provisions  of Article 7 of this  Agreement by Licensee  shall be deemed material breaches of, and Defaults under,  this Agreement,  and shall be subject to any specific, applicable cure provisions and remedies set forth in Article 7.

                                       29

         15.5     This Agreement and license hereby granted may be terminated at any time by  Everlast on five (5) days  written  notice to Licensee in the event there is a change equal to or in excess of fifty  percent (50%) in the ownership or control of Licensee;  provided,  however, that the issuance or dispostions of shares  of  the  Licensee  to  the  employees  of  Licensee,  including  without limitation,  pursuant to an Employee Stock  Ownership Plan, as well as transfers between and among the current  shareholders or employees of Licensee and between such  shareholders  or  employees  and  members  of their  respective  immediate families  directly or in connection with any estate planning  vehicles (by means of  example  only,  a trust)  shall be  exempt  from  the  restrictions  of this provision. Consistent with the terms of this paragraph, Licensee may engage in a transaction or a series of transactions,  including without limitation a merger, with any third party entity, whereby the cumulative total of forty-nine and 9/10 percent  (49.9%) or less of the voting stock or beneficial  interest of Licensee is purchased by or transferred to such third party, but in the event of any such transaction  in which greater than a cumulative  total of  twenty-four  and 9/10 percent  (24.9%) of the voting  stock or  beneficial  interest  of  Licensee  is purchased  by or  transferred  to such  third  party,  and such  third  party is determined  by  Everlast  in  its  commercially  reasonable  discretion  to be a competitor  of  Everlast,  Everlast  may,  in its  reasonable  discretion,  deny
Licensee the right to renew this Agreement for a term beyond the Term, or Option
Period, in which such transaction takes place.

16.0     POST-TERMINATION INVENTORY AND FINAL REPORTS

         16.1     Within ten (10) days after the  expiration or  termination  of this Agreement,  Licensee shall meet with a  representative  of Everlast to work out a full payment schedule of royalties payable to the date of termination that is  acceptable  to Everlast.  Licensee  shall  deliver to  Everlast,  as soon as practicable  but within thirty (30) days  following  expiration or termination a report  ("Final  Report")  indicating  the number,  location and  description of
Licensed Products on hand, including in-process inventory.  Provided Licensee is

                                       30

not in default of any material provision of this Agreement  regarding payment of
Earned  Royalties  or  Guaranteed  Minimum  Royalties,   and/or  maintenance  of
applicable   insurance,   Licensee  may  complete  the  production  of  approved
in-process  inventory  (provided such  in-process  inventory does not exceed the total volume of goods sold by Licensee  during the preceding  six-month  period)
and may deliver such approved inventory on order to customers.  Licensee may not manufacture,  have  manufactured  or place  orders for any  additional  Licensed
Products  following  expiration or termination.  Subject to Licensee's  right to fill orders existing on the date of  termination,  Everlast shall have the right to  purchase  any  remaining  inventory  of  Licensed  Products,  or any portion thereof,  within thirty (30) days of termination of this  Agreement,  at a price equal to Licensee's  manufactured cost, landed duty paid, plus 10% including all overhead (with no royalty due on any such sale); provided,  however, that in the event Everlast desires to purchase less than 100% of any style that is more than one year old,  such  purchase  shall be subject to  Licensee's  prior  approval.
Should  Everlast  decline  to  purchase,  or  purchase  only a  portion  of this inventory,  Licensee may continue to distribute  its  remaining  inventory for a period not to exceed one hundred  eighty  (180) days,  on the express  condition that applicable  royalties are paid and all required  monthly  reports  relative thereto are  submitted.  In no event shall  Licensee be  permitted  hereunder to sell-off  any  items  of  inventory  not  approved  for sale by  Everlast  under applicable  provisions of this  Agreement.  Everlast  shall have the  continuing right to conduct a physical  inventory in order to ascertain or verify the Final
Report.

         16.2     Upon the termination or expiration of this Agreement, Licensee shall inform Everlast,  by written notice, of the nature and quantity of any and all  packaging  material,  business  supplies and  advertising  and  promotional material and/or devices bearing any of Everlast's trademarks or trade names and, except as necessary in connection with any permitted sell-off in accordance with paragraph 16.1, shall make no further use of such objects unless, and until said trademarks  and trade names  shall have been  removed or  obliterated  from such objects, in a manner satisfactory to Everlast.

                                       31

17.0     MISCELLANEOUS EXPENSES

         Neither party shall create any expenses chargeable to the other without prior written consent.

18.0     RESERVATION OF RIGHTS

         Everlast  retains all rights not  expressly  and  exclusively  conveyed herein,  and subject to any rights of first refusal  granted by this  Agreement, and subject to the applicable terms of any other currently valid and enforceable licenses by and between  Everlast  and  Licensee,  Everlast  may license  firms, individuals,  co-partnerships or corporations to use the Licensed Marks on or in connection  with (i) the  Licensed  Products in any area of the world other than the  Contract  Territory;  and  (ii)  merchandise  of  any  and  all  types  and descriptions,  other  than  the  Licensed  Products  in any  area  of the  world including the Contract Territory.

19.0     NOTICES

         All  reports,  approvals,  requests,  demands and  notices  required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given on the date: (i) personally delivered; (ii) mailed by certified or registered mail,  return receipt  requested;  or (iii) delivered by
Express Mail or courier  service (such as Federal  Express)  which  requires the addressee to acknowledge, in writing, the receipt thereof:

         If to Everlast:
         --------------

         Mr. Hal G. Worsham
         Sr. Vice President Licensing
         EVERLAST WORLDWIDE INC.
         1350 Broadway New
         York, New York 10018

                                       32

         With a copy to:
         --------------

         Myron Greenspan, Esq.
         LACKENBACH SIEGEL
         One Chase Road
         Scarsdale, New York 10583

         If to Licensee:
         ---------------

         Mr. Joe Harary
         Jacques Moret, Inc.
         1411 Broadway, 8th Floor
         New York, New York 10018

         With a copy to:
         --------------

         Mike Hassan, Esq.
         Wachtel & Masyr
         110 East 59th St.
         New York, New York 10022

20.0     INJUNCTIVE RELIEF

         Licensee  acknowledges  and admits  that in the event  Licensee  should violate any of the terms of this  Agreement  concerning or related to the use of the Licensed Marks: (i) Everlast could not be adequately  compensated for injury resulting  therefrom  by  payment  of  money  damages;  (ii)  Everlast  would be irreparably injured by such violation; (iii) Everlast would not have an adequate remedy at law; and (iv) it would be extremely  difficult,  if not  impossible to determine  the resulting  monetary  damages  suffered by Everlast.  Accordingly,
Licensee  agrees that, in the event  Licensee  violates any of the terms of this
Agreement concerning or related to the use of the Licensed Marks, Everlast shall be entitled,  in addition to any other remedy to which Everlast would  otherwise be entitled, to equitable relief by way of preliminary and permanent injunction.

21.0     ENFORCEMENT AND ARBITRATION

          21.1    Either  party  shall  have  the  right  at all  times  to seek enforcement  of this  Agreement in court,  but the parties  shall be required to

                                       33

waive a jury in any action brought to enforce,  or for breach of this Agreement.
The parties may mutually elect, alternatively, to arbitrate any disputes arising under this  Agreement,  and any such disputes,  to the extent  permitted by law, shall be settled and  determined by arbitration in New York, New York before the
American  Arbitration  Association  in  accordance  with  and  pursuant  to  its then-current  Rules for Commercial  Arbitration.  The arbitrators shall have the power  to  award  specific  performance  or  injunctive  relief  and  reasonable attorneys' fees and expenses to any party in such arbitration.  However,  in any arbitration  proceeding arising under this Agreement,  the arbitrators shall not have the  power to  change,  modify  or alter  any  express  condition,  term or provision of this Agreement, and to that extent, the scope of their authority is limited. The arbitration award shall be final and binding upon the parties.

         21.2     The parties shall have such right to interim relief, including injunctive relief as provided in Article 20 hereof, in any federal Court sitting in the City of New York as may be provided by law.

         21.3     Any  action to  enforce an  arbitration  award or for  interim relief hereunder may be brought only in a Court of general original jurisdiction sitting  in the  City of New  York  and the  parties  do  hereby  submit  to the jurisdiction of each such Court.

         21.4     The service of any notice,  process,  motion or other document in connection with any arbitration under this Agreement or for interim relief or the  enforcement of any  arbitration  award  hereunder may be effectuated in the manner in which  notices  are to be given to a party  pursuant  to  Article  19, above.

22.0     NO PARTNERSHIP

         This  Agreement  does not  constitute  and  shall not be  construed  as constituting a partnership or joint venture between Everlast and Licensee.

                                       34

23.0     NON-ASSIGNABILITY

         23.1     This  Agreement  is personal to Licensee,  and Licensee  shall neither assign nor franchise this Agreement  without the prior written  approval of Everlast.  Neither this Agreement nor any of the rights of Licensee hereunder shall be sold,  transferred  or assigned by Licensee  without  Everlast's  prior written  consent.  No  rights  hereunder  shall  derive by  operation  of law or otherwise upon any assignee, receiver, liquidator, trustee or other party.

         23.2     This Agreement may be freely assigned, without consent, to any entity that assumes substantially all of the business of Everlast, including all of the  obligations  pursuant to this  Agreement;  provided,  however,  that any assignment  by Everlast of this entire  Agreement,  in whole,  shall  include an assignment of the Licensed Marks. Any such assignment shall effect a novation.

24.0     APPLICABLE LAW

         It is the intention of the parties that all questions  relating to this
Agreement,  or to its validity,  shall be decided in accordance with the laws of the State of New York, United States of America,  as if this Agreement were made in and to be  performed  entirely in the State of New York.  For the purposes of enforcing rights  hereunder,  all parties hereby  unconditionally  submit to the jurisdiction  and venue of the United  States  District  Court for the  Southern
District of New York,  and the New York State Courts,  located in New York,  New
York, waive all defenses  relating to personal  jurisdiction  and/or improper or inconvenient  venue, and agree that any process in any action related hereto may be served in the manner therein provided for the giving of notices.

25.0     INTEGRATION

         This Agreement  constitutes  the entire  Agreement  between the parties concerning the subject matter hereof, and no other agreements, understandings or representations are included except as expressly noted herein.

                                       35

26.0     MODIFICATION

         This  Agreement  may not be  modified  except by a written  instrument, signed by both  parties,  which makes  specific  reference to this  Agreement by date, parties and subject matter.

27.0     CONFIDENTIALITY

         Licensee and Everlast  each agrees to keep the terms and  conditions of this  Agreement  confidential,  and neither party shall  disclose such terms and conditions to any third party without  obtaining the other party's prior written
consent;  provided,   however,  that  this  Agreement  may  be  disclosed  on  a need-to-know  basis to either party's  attorneys and  accountants  provided they agree to be bound by this confidentiality provision. Both parties hereby consent to the other's disclosure of information of a financial nature in this Agreement to its  auditors  and  to  financial  institutions  in the  ordinary  course  of business,  or as  required by law.  In  addition,  each party may have access to information  concerning  the other party's and/or its  affiliates'  business and operations,  and/or other matters relating to creations or business plans, which information  may not be  accessible or known to the general  public.  Each party agrees not to use or disclose such  information  of the other party to any third party without obtaining such other party's prior written consent.

28.0     ENFORCEABILITY

         Neither the  invalidity nor  unenforceability  of any provision of this
Agreement  shall  affect  the  validity  or  enforceability  of any of the other provisions of this Agreement,  nor shall the invalidity nor  unenforceability of any  provision  of this  Agreement  as applied  to a  particular  occurrence  or circumstance  affect the validity or enforceability of any other applications of
the  same  provision,   provided,  in  either  case,  that  such  invalidity  or

                                       36

unenforceability does not unreasonably frustrate the commercial purposes of this
Agreement.

29.0     FORCE MAJEURE

         If either party is prevented from the  performance  of its  obligations hereunder  by  reason  of an act of God,  fire,  flood,  war,  public  disaster, governmental enactment,  regulation, or order, strikes or labor difficulties, or any other cause beyond its control,  and if such party has given the other party prompt notice thereof and, on request,  such  confirmatory  documentation as the other  party may  reasonably  request and has in good faith kept the other party apprised  of when the  delay,  interruption  or  prevention  is  expected  to be resolved,  the  time  for  the  performance  of the  party's  obligations  shall thereupon be extended for a period equal to the duration of the contingency that occasioned  the delay,  interruption  or  prevention,  but not exceeding 60 days unless otherwise  mutually agreed. If the force majeure condition  continues for more than 60 days, either party may terminate this Agreement upon written notice to the other party, and in the event of such a termination of Licensee's  rights hereunder,  paragraph  15.3 shall not  obligate  Licensee to pay any  Guaranteed
Minimum  Royalties on termination  other than such Guaranteed  Minimum Royalties that are due and unpaid as of the date of termination.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year above written.

         EVERLAST WORLDWIDE INC.                      JACQUES MORET, INC.

         By: ______________________                   By: ______________________

         Name: ____________________                   Name: ____________________

         Title: ___________________                   Title: ___________________

         Date: ____________________                   Date: ____________________

                                       37

                                    EXHIBIT A

                                (Licensed Marks)

                                       38

                                    EXHIBIT B

                         ROYALTY AND NET SALES STATEMENT

       LICENSEE NAME ______________________________________________________

      LICENSEE ROYALTY AND NET SALES REPORT FOR THE ________ QUARTER, _____

Gross Unit Sales  _________________________________________________________

Net Unit Sales  ___________________________________________________________

Gross Dollar Sales ________________________________________________________

Net Dollar Sales___________________________________________________________

Royalties (at 5% of Net Sales (3.5% for sub-licensee sales)) ______________

Total (Net Sales) Royalty Payable this Quarter ____________________________

Net Royalty Due Everlast __________________________________________________

NET SALES BY PRODUCT CATEGORY

PRODUCT CATEGORY:

Total Units_______________ Total Gross Sales ________________

Total Net Sales ___________

NET SALES BY RETAILER:

RETAILER:

Total Units_______________ Total Gross Sales ________________

Total Net Sales ___________

                                       39

                                    EXHIBIT C

                      SAMPLE M.A.G.I.C. TRADE SHOW EXPENSES

2005 SPRING MAGIC SHOW COSTS - EXAMPLE
MAGIC show fee for space            $55,425.00
Ges Services                        $15,088.32
Airways to Show  (samples)           $1,064.18
Airways from show (samples)          $1,101.08
Booth to show Trailer One            $3,843.60
Booth to show Trailer Two            $3,843.60
Booth from show Trailer One          $3,843.60
Booth from show Trailer Two          $3,843.60
Security                             $1,071.00
Encore TV                            $1,359.50
Renaissance (booth set up)          $15,000.00

Moberly employee for set-up          $1,500.00

Totals                             $106,983.48

Exchange booth storage cost in Moberly, Missouri, which is $20,000 per year, for
Everlast's  Licensing  Department  participation in both 2006 MAGIC shows in the
Everlast men's booth, to include a desk/table, 5 chairs, and a display grid.

                                       40

                                    EXHIBIT D

                   INVENTORY PAYMENT SCHEDULE AND STIPULATION

Schedule and stipulations for payments for Inventory:

Payment Schedule

Jan. 1 - 20%

Feb 1 - 40%

March 1 - 80%

April 30 - 90%

May 30 - 100%

Stipulations

Licensee   shall  pay  Everlast  LDP  plus  1.75%  of  the  FOB  price  for  the merchandising  and design fee on core  products  (core  products  are defined on
Exhibit E) and Spring '06 products on hand in inventory as of Dec. 31, 2005. LDP is defined as: FOB price+Freight+Duty+Brokerage fees+Agent's Commissions.

License  shall take over all of the open to buy  purchase  orders  Everlast  has placed with its Licensed  Products  manufacturers and shall pay Everlast a 1.75%
merchandising and design fee for all goods on-order.

                                       41

                                    EXHIBIT E

                                 CORE INVENTORY

REPORT RUN - 12/12/05

CORE
----                                       12/31/05     12/31/05                    future        future
style #         description                  WH#1         WH#3      TOTAL INV.       WH#1          WH#3       TOTAL inv.
-------         -----------                  ----         ----      ----------       ----          ----       ----------
1107         cap sleeve jersey                 1999       11401         13400          1999         13257         15256
111          sleeveless jersey                   -3       16234         16231            -3         16761         16758
127          contrast pant                     5859        1741          7600          5859          1650          7509
2184         s/l evershield                       0        6463          6463             0          6133          6133
2185         s/s evershield                    5350        7375         12725          5350          1745          7095
2186         l/s evershield                    3834        9269         13103          3834          -245          3589
2187         underwear evershield              -348        5873          5525          -348          1310           962
301          pd s/s tee                          30       11731         11761          2214          6969          9183
3649         solid short                          0         -14           -14             0          3842          3842
3650         pd short                             0           0             0             0          1134          1134
423          pd s/l                              38       20673         20711            38         20871         20909
601          contrast short                      18       10070         10088           132          9146          9278
738          pd cap sleeve jersey                43       23281         23324            43         17872         17915
------------------------------------------------------------------------------------------------------------------------------------
             SUBTOTAL                         16820      124097        140917         19118        100445        119563
------------------------------------------------------------------------------------------------------------------------------------

final inventory will be +/- 10% 12/31/05 inventory.

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